NOTE AND WARRANT PURCHASE

AGREEMENT

Dated as of November 3, 2004

by and among

P-COM, INC.

and

THE PURCHASERS LISTED ON EXHIBIT A

ARTICLE IPurchase and Sale of Notes and Warrants
Section 1.1	Purchase and Sale of Notes and Warrants.
Section 1.2	Purchase Price and Closing
Section 1.3	Note Payment Shares / Warrant Shares	2
ARTICLE IIRepresentations and Warranties
Section 2.1	Representations and Warranties of the Company
Section 2.2	Representations and Warranties of the Purchasers
ARTICLE IIICovenants Section 3.1	Securities Compliance
Section 3.2	Registration and Listing
Section 3.3	Inspection Rights
Section 3.4	Compliance with Laws
Section 3.5	Keeping of Records and Books of Account
Section 3.6	Reporting Requirements
Section 3.7	Other Agreements
Section 3.8	Intentionally Omitted
Section 3.9	Use of Proceeds	17
Section 3.10	Reporting Status	18
Section 3.11	Disclosure of Transaction	18
Section 3.12	Disclosure of Material Information	18
Section 3.13	Pledge of Securities	18
Section 3.14	Registration Statements	18
Section 3.15	Amendments	19
Section 3.16	Distributions	19
Section 3.17	Reservation of Shares	19
Section 3.18	Transfer Agent Instructions	19
Section 3.19	Disposition of Assets	19

Section 3.20 Second Closing..................................................................19
Section 3.21 Organic Change Transaction..................................................19
Section 3.22 Non-Shorting....................................................................19

Section 3.23 Agilent Financial Services, Inc...............................................19

ARTICLE IV	Conditions

Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities

Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Securities

ARTICLE VCertificate Legend Section 5.1	Legend	20
ARTICLE VIIndemnification Section 6.1	General Indemnity.
Section 6.2	Indemnification Procedure
ARTICLE VIIMiscellaneous Section 7.1	Fees and Expenses
Section 7.2	Specific Performance; Consent to Jurisdiction; Venue.
Section 7.3	Entire Agreement; Amendment
Section 7.4	Notices
Section 7.5	Waivers
Section 7.6	Headings
Section 7.7	Successors and Assigns
Section 7.8	No Third Party Beneficiaries
Section 7.9	Governing Law
Section 7.10	Survival
Section 7.11	Counterparts
Section 7.12	Publicity
Section 7.13	Severability
Section 7.14	Further Assurances

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT dated as of November 3, 2004 (this “Agreement”) by and between P-Com, Inc., a Delaware corporation (the “Company”), and each of the purchasers of the promissory notes of the Company whose names are set forth on Exhibit A attached hereto (each a “Purchaser” and collectively, the "Purchasers”).

The parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF NOTES AND WARRANTS

Section 1.1 Purchase and Sale of Notes and Warrants.

(a) Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, promissory notes in the aggregate principal amount of up to Five Million Dollars ($5,000,000), in substantially the form attached hereto as Exhibit B (the “Notes”). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

(b) Upon the following terms and conditions, each of the Purchasers shall be issued Warrants, in substantially the form attached hereto as Exhibit C (the “Warrants”), exercisable in the aggregate into 800,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Warrants shall have an exercise price equal to the Warrant Price (as defined in the Warrants) and shall be exercisable as stated therein. The Warrants shall expire five (5) years from the Closing Date (as defined below).

Section 1.2 Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Notes and Warrants for an aggregate purchase price of up to Five Million Dollars ($5,000,000) (the “Purchase Price”). The Notes and Warrants shall be sold and funded in two separate closings (each, a “Closing”). The initial closing under this Agreement (the “Initial Closing”) shall take place on or before November 15, 2004 (the “Initial Closing Date”) and shall be funded in the amount of Three Million Three Hundred Thousand Dollars ($3,300,000). The second closing under this Agreement (the “Second Closing”) shall take place no later than December 30, 2004 (the “Second Closing Date”) and shall be funded in the amount of One Million Seven Hundred Thousand Dollars ($1,700,000). Each Closing under this Agreement shall take place at the offices of Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 or at such other place as the Purchasers and the Company may agree upon (each, a “Closing Date”); provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith. Subject to the terms and conditions of this Agreement, at the applicable Closing, the Company shall deliver or cause to be delivered to each Purchaser (x) its Note for the principal amount set forth opposite the name of such Purchaser on Exhibit A hereto and (y) a Warrant to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A attached hereto. At the applicable Closing, each Purchaser shall deliver its Purchase Price by wire transfer to an account designated by the Company.

Section 1.3 Note Payment Shares / Warrant Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock to effect the payment of principal on the Notes and any interest accrued and outstanding thereon and exercise of the Warrants. Any shares of Common Stock issuable in payment of principal on the Notes and any interest accrued and outstanding thereon and exercise of the Warrants (and such shares when issued) are herein referred to as the “Note Payment Shares” and the “Warrant Shares,” respectively. The Notes, the Warrants, the Note Payment Shares and the Warrant Shares are sometimes collectively referred to herein as the “Securities”.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as of the date hereof and as of each Closing Date, as follows:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries or own securities of any kind in any other entity, other than as set forth in the Commission Documents. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any effect on the business (including a material change in management), results of operations, prospects, properties, assets or condition (financial or otherwise) of the Company that is material and adverse to the Company and/or any condition, circumstance, factor or situation (including, without limitation, an investigation by the Securities and Exchange Commission (the “Commission”)) that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under the Transaction Documents (as defined below) in any material respect.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Notes, the Warrants, the Registration Rights Agreement by and among the Company and the Purchasers, dated as of the date hereof, substantially in the form of Exhibit D attached hereto (the “Registration Rights Agreement”) and the Irrevocable Transfer Agent Instructions (as defined in Section 3.18 hereof) (collectively, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth on Schedule 2.1(b), no further consent or authorization of the Company, its Board of Directors or stockholders is required. When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock of the Company as of October 28, 2004 is set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized. Except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.

(d) Issuance of Securities. The Notes and the Warrants to be issued at each Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Notes shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Note Payment Shares and Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Notes and Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Notes and the consummation by the Company of the transactions contemplated hereby and thereby, and the issuance of the Securities as contemplated hereby, do not and will not (i) violate or conflict with any provision of the Company’s Certificate of Incorporation (the “Certificate”) or Bylaws (the “Bylaws”), each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect (other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws)). The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations or any registration provisions provided in the Registration Rights Agreement).

(f) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). At the times of their respective filings, the Form 10-Q for the fiscal quarters ended June 30, 2004, March 31, 2004 and September 30, 2003 (collectively, the “Form 10-Q”) and the Form 10-K for the fiscal year ended December 31, 2003 (the “Form 10-K”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-Q and Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) No Material Adverse Change. Since June 30, 2004, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed in the Commission Documents.

(h) No Undisclosed Liabilities. Except as disclosed in the Commission Documents, the Company has not incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(i) No Undisclosed Events or Circumstances. Since June 30, 2004, except as disclosed in the Commission Documents, no event or circumstance has occurred or exists with respect to the Company or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(j) Indebtedness. As of the date hereof all outstanding secured and unsecured Indebtedness of the Company or for which the Company has commitments have been disclosed in the Commission Documents. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $300,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

(k) Title to Assets. The Company has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances. All said leases of the Company are valid and subsisting and in full force and effect.

(l) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(m) Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(n) Taxes. The Company has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due and payable. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.

(o) Certain Fees. Except as set forth on Schedule 2.1(o) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(p) Disclosure. To the best of the Company’s knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(q) Operation of Business. Except as disclosed in the Commission Documents, the Company owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

(r) Environmental Compliance. The Company has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. To the best of the Company’s knowledge, the Company has all necessary governmental approvals required under all Environmental Laws as necessary for the Company’s business. To the best of the Company’s knowledge, the Company is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(s) Books and Records; Internal Accounting Controls. The records and documents of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(t) Material Agreements. Except for the Transaction Documents (with respect to clause (i) only), as disclosed in the Commission Documents or as set forth on Schedule 2.1(t) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company has performed all obligations required to be performed by it to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the “Material Agreements”), (ii) the Company has not received any notice of default under any Material Agreement and, (iii) to the best of the Company’s knowledge, the Company is not in default under any Material Agreement now in effect.

(u) Transactions with Affiliates. Except as set forth on Schedule 2.1(u) hereto and in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any of its respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company or any person owning at least 5% of the outstanding capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

(v) Securities Act of 1933. Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(w) Employees. The Company does not have any collective bargaining arrangements or agreements covering any of its employees, except as disclosed in the Commission Documents. The Company does not have any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company required to be disclosed in the Commission Documents that is not so disclosed. No officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

(x) Absence of Certain Developments. Except as disclosed in the Commission Documents, since June 30, 2004, the Company has not:

(i) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

(ii) borrowed any amount in excess of $300,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company;

(iii) discharged or satisfied any lien or encumbrance in excess of $250,000 or paid any obligation or liability (absolute or contingent) in excess of $250,000, other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $250,000, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $250,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $500,000;

(x) entered into any material transaction, whether or not in the ordinary course of business;

(xi) made charitable contributions or pledges in excess of $25,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(xiv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(y) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(z) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company which is or would be materially adverse to the Company. The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(aa), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b) or (c) of the Code.

(aa) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

(bb) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates take any action or steps that would cause the offering of the Securities to be integrated with other offerings. The Company does not have any registration statement pending before the Commission or currently under the Commission’s review and except as set forth on Schedule 2.1(bb) hereto, since April 1, 2004, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(cc) Sarbanes-Oxley Act. The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

(ee) Dilutive Effect. The Company understands and acknowledges that the number of Note Payment Shares issuable in payment of principal on the Notes and any interest accrued and outstanding thereon and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Note Payment Shares in payment of principal on the Notes and any interest accrued and outstanding thereon in accordance with this Agreement and the Notes and its obligations to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof and as of the applicable Closing Date:

(a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. When executed and delivered by the Purchasers, the other Transaction Documents shall constitute valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) No Conflict. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of the Purchaser’s charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party or by which the Purchaser’s respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect the Purchaser’s ability to perform its obligations under the Transaction Documents.

(d) Acquisition for Investment. Each Purchaser is purchasing the Securities solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation.

(e) Rule 144. Each Purchaser understands that the Securities are “restricted securities” as defined in Rule 144 and must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Each Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Each Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(f) General. Each Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Each Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(g) No General Solicitation. Each Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications. Each Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(h) Accredited Investor. Each Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer. Each Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(i) Certain Fees. The Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(j) Independent Investment. No Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Securities.

(k) Information. Each Purchaser acknowledges that it has reviewed the Commission Documents and understands the risk factors set forth therein. Without limiting the generality of the foregoing, each Purchaser acknowledges that it has reviewed Management’s Discussion and Analysis of Financial Condition and Results of Operation as disclosed in the Commission Documents.

ARTICLE III

COVENANTS

The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers, or their respective subsequent holders.

Section 3.2 Registration and Listing. The Company shall use its reasonable best efforts to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its reasonable best efforts to continue the listing or trading of its Common Stock on the OTC Bulletin Board or any successor market.

Section 3.3 Inspection Rights. Subject to the execution of a confidentiality agreement reasonably acceptable to the Company, the Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Notes or shall beneficially own any Note Payment Shares or Warrant Shares, for purposes reasonably related to such Purchaser’s interests as a stockholder to examine and make reasonable copies of the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company, and to discuss the affairs, finances and accounts of the Company with any of its officers, consultants, directors, and key employees.

Section 3.4 Compliance with Laws. The Company shall comply with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

Section 3.5 Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.6 Reporting Requirements. If the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then the Company shall furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Securities or shall beneficially own Note Payment Shares or Warrant Shares:

(a) Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Company;

(b) Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company; and

(c) Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.7 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company to perform under any Transaction Document.

Section 3.8 Intentionally Omitted.

Section 3.9 Use of Proceeds. The proceeds from the sale of the Securities will be used by the Company for working capital and general corporate purposes.

Section 3.10 Reporting Status. So long as a Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 3.11 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) on the earlier of December 31, 2004 or the Second Closing Date; provided, however, that if the Second Closing occurs after 4:00 P.M. Eastern Time on any Trading Day, the Company shall issue the Press Release no later than 9:00 A.M. Eastern Time on the first Trading Day following the Second Closing Date. The Company shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Note, the Registration Rights Agreement and the form of Warrant) as soon as practicable following the Second Closing Date but in no event more than two (2) Trading Days following the Second Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by the Purchasers. “Trading Day” means any day during which the principal exchange on which the Common Stock is traded shall be open for trading.

Section 3.12 Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.13 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of the Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. At the Purchasers’ expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

Section 3.14 Registration Statements. For a period of six (6) months following the effective date of a registration statement providing for the resale of the Note Payment Shares and the Warrant Shares, the Company shall not file any registration statement under the Securities Act registering shares of its equity securities, other than any post-effective amendments to registration statements required to be filed by the Commission covering securities previously registered with the Commission.

Section 3.15 Amendments. The Company shall not amend or waive any provision of the Certificate or Bylaws of the Company in any way that would adversely affect exercise rights, voting rights, prepayment rights or redemption rights of the holder of the Notes.

Section 3.16 Distributions. So long as any Notes or Warrants remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

Section 3.17 Reservation of Shares. So long as any of the Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, the aggregate number of shares of Common Stock needed to provide for the issuance of the Note Payment Shares and the Warrant Shares.

Section 3.18 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Note Payment Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon the payment of principal on the Notes and any interest accrued and outstanding thereon or exercise of the Warrants in the form of Exhibit E attached hereto (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Note Payment Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.18 will be given by the Company to its transfer agent and that the Note Payment Shares and Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 3.18 shall affect in any way each Purchaser’s obligations and agreements set forth in Section 5.1 to comply with all applicable prospectus delivery requirements, if any, upon resale of the Note Payment Shares and the Warrant Shares. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Note Payment Shares or Warrant Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Note Payment Shares or Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Note Payment Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.18 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.18 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.18, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.19 Disposition of Assets. So long as the Notes remain outstanding, the Company shall not sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except for sales to customers in the ordinary course of business or with the prior written consent of the holders of a majority of the Notes then outstanding.

Section 3.20 Second Closing. In the event the Registration Statement (as defined in the Registration Rights Agreement) is declared effective prior to the Second Closing Date, the Purchasers covenant and agree that the Second Closing shall be funded within five (5) business days following the Effective Date.

Section 3.21 Organic Change Transaction. The Company covenants and agrees that in the event the Company enters into a definitive agreement relating to any transaction in which the Company issues in excess of forty percent (40%) of its Common Stock outstanding or enters into a transaction resulting in a Change of Control (an “Organic Change Transaction”) (i) prior to the complete funding of the Second Closing, the Purchasers obligation to fund the Second Closing shall be terminated, or (ii) following the complete funding of the Second Closing, the Purchasers shall have the right to demand cash payment of the amount funded under the Second Closing. “Change of Control” shall mean the acquisition by a third party of greater than fifty percent (50%) of the voting rights of the Company’s Common Stock in one or a series of related transactions in which the Company is not the surviving entity.

Section 3.22 Non-Shorting. So long as the Notes remain outstanding, each Purchaser covenants and agrees that it will not engage in any short sales of the Company’s Common Stock nor shall any Purchaser instruct any third party to engage in any short sales of the Company’s Common Stock on such Purchaser’s behalf.

Section 3.23 Agilent Financial Services, Inc. For the period commencing on the Initial Closing Date and ending on the Second Closing Date, the Company covenants and agrees that it shall pay no more than $250,000 in proceeds from the Initial Closing to satisfy the indebtedness owed to Agilent Financial Services, Inc. (“Agilent”). Any remaining amounts owed by the Company to Agilent using proceeds from the Closings shall be limited to no more than $100,000 per month over a period of sixteen (16) months following the Second Closing Date.

ARTICLE IV

CONDITIONS

Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Purchasers at each Closing is subject to the satisfaction or waiver, at or before each Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the applicable Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price. The Purchase Price for the Securities shall have been delivered to the Company on the applicable Closing Date.

(e) Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.

Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Securities. The obligation hereunder of the Purchasers to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers at any time in their sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the Registration Rights Agreement shall be true and correct in all material respects as of the applicable Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.

(c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Opinion of Counsel. With respect to the Initial Closing, the Purchasers shall have received an opinion of General Counsel of the Company, dated the date of such Closing, substantially in the form of Exhibit F hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchasers, and with respect to the Second Closing, the Purchasers shall have received an opinion in substantially the same form as the opinion delivered at the Initial Closing.

(g) Notes and Warrants. At or prior to the applicable Closing, the Company shall have delivered to the Purchasers the Notes (in such denominations as each Purchaser may request) and the Warrants.

(h) Secretary’s Certificate. The Company shall have delivered to the Purchasers a secretary’s certificate, dated as of each Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(i) Officer’s Certificate. On each Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company, dated as of the applicable Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (b)-(e) of this Section 4.2 as of such Closing Date (provided that, with respect to the matters in paragraphs (d) and (e) of this Section 4.2, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

(j) Registration Rights Agreement. As of the Closing Date, the parties shall have entered into the Registration Rights Agreement.

(k) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before each Closing Date.

(l) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to the Company’s transfer agent.

(m) Consent of the Series C Preferred Stock Holders. As of the Closing Date, the Company shall have received the consent of a majority of the holders of the Company’s Series C Preferred Stock.

(n) No Organic Change Transaction. No Organic Change Transaction shall have occurred at or before the Second Closing Date.

ARTICLE V

CERTIFICATE LEGEND

Section 5.1 Legend. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR P-COM, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Note Payment Shares and the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such Note Payment Shares or Warrant Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Note Payment Shares or Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, (ii) compliance with applicable state securities or “blue sky” laws has been effected, or (iii) the holder provides the Company with reasonable assurances that a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Note Payment Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Note Payment Shares or Warrant Shares, provided the Company’s transfer agent is participating in the Depository Trust Company ("DTC”) Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Note Payment Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE VI

INDEMNIFICATION

Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VI shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder. The maximum aggregate liability of the Company pursuant to its indemnification obligations under this Article VI shall not exceed the aggregate Purchase Price, including any actual moneys paid by the Purchasers for the Warrant Shares.

Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will not contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification obligations to defend the indemnified party required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law. No indemnifying party will be liable to the indemnified party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the indemnified party’s breach of any of the representations, warranties or covenants made by such party in this Agreement or in the other Transaction Documents.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay all actual attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) incurred by the Purchasers in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement and the transactions contemplated thereunder, which payment shall be made at the Initial Closing and shall not exceed $15,000 (plus disbursements and out-of-pocket expenses), (ii) the filing and declaration of effectiveness by the Commission of the Registration Statement (as defined in the Registration Rights Agreement) and, (iii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses.

Section 7.2 Specific Performance; Consent to Jurisdiction; Venue.

(a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the Registration Rights Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 7.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchasers holding at least a majority of the principal amount of the Notes then held by the Purchasers. Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon each Purchaser (and their permitted assigns) and the Company.

Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	P-Com, Inc. 3175 S. Winchester Boulevard Campbell, CA 95008 Attention: General Counsel Tel. No.: (408) 866-3666 Fax No.: (408)

with copies (which copies shall not constitute notice to the Company) to:	Sheppard Mullin Richter & Hampton LLP 800 Anacapa Street Santa Barbara, CA 93101 Attention: Thomas Hopkins Tel. No.: (805) 879-1813 Fax No.: (805) 568-1955

If to any Purchaser:	At the address of such Purchaser set forth on Exhibit A to this Agreement, with copies to Purchaser’s counsel as set forth on Exhibit A or as specified in writing by such Purchaser with copies to:

Jenkens & Gilchrist Parker Chapin LLP The Chrysler Building 405 Lexington Avenue New York, NY 10174 Attention: Christopher S. Auguste Tel No.: (212) 704-6000

Fax No.: (212) 704-6288

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

Section 7.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Second Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. Subject to Section 5.1 hereof, the Purchasers may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10 Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing until the second anniversary of the Second Closing Date, except the agreements and covenants set forth in Articles I, III, V, VI and VII of this Agreement shall survive the execution and delivery hereof and the Closings hereunder.

Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, including without limitation any disclosure pursuant to a registration statement registering the Note Payment Shares and the Warrant Shares, and then only to the extent of such requirement.

Section 7.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other transaction Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Note and Warrant Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

P-COM, INC.

By:_/s/ Daniel W. Rumsey   Name: Daniel W. Rumsey

Title: Vice-President

PURCHASER:

By:_/s/ Scott E. Derby   Name: Scott E. Derby

Title: General Counsel

EXHIBIT A
LIST OF PURCHASERS

Names and Addresses of Purchasers	Note Amount and Number of Warrants Purchased

SDS Capital Group SPC, Ltd. 53 Forest Avenue, 2nd Floor	$3,300,000 – note amount 528,000 — warrants

Old Greenwich, CT 06870

EXHIBIT B
FORM OF NOTE

EXHIBIT C
FORM OF WARRANT

EXHIBIT D
FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT E
FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

P-COM, INC.

as of November 3, 2004

[Name and address of Transfer Agent]
Attn:

Ladies and Gentlemen:

Reference is made to that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of November 3, 2004, by and among P-Com, Inc., a Delaware corporation (the “Company”), and the purchasers named therein (collectively, the “Purchasers”) pursuant to which the Company is issuing to the Purchasers promissory notes (the “Notes”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock in payment of principal on the Notes and any interest accrued and outstanding thereon (the “Note Payment Shares”) and exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit I, (ii) in the case of the payment of principal on the Notes and any interest accrued and outstanding thereon, a copy of the Note (with the original delivered to the Company) representing the applicable percentage of the Notes being paid or, in the case of Warrants being exercised, a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such Notes or the Warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Note Payment Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Purchaser represents in writing that the Note Payment Shares or the Warrant Shares, as the case may be, were sold pursuant to the Registration Statement, then certificates representing the Note Payment Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Note Payment Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received (i) written confirmation from counsel to the Company that a registration statement covering resales of the Note Payment Shares or Warrant Shares, as applicable, has been declared effective by the SEC under the 1933 Act, and (ii) a copy of such registration statement, then the certificates for the Note Payment Shares and the Warrant Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR P-COM, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Note Payment Shares and the Warrant Shares in the event a registration statement covering the Note Payment Shares and the Warrant Shares is subject to amendment for events then current.

A form of written confirmation from counsel to the Company that a registration statement covering resales of the Note Payment Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

Please be advised that the Purchasers are relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at    .

Very truly yours,

P-COM, INC.

By:

Name:
Title:

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By:
Name:
Title:
Date:

EXHIBIT I

FORM OF EXERCISE NOTICE

EXERCISE FORM

P-COM, INC.

The undersigned    , pursuant to the provisions of the within Warrant, hereby elects to purchase    shares of Common Stock of P-Com, Inc. covered by the within Warrant.

Dated: _________________	Signature	—
	Address	—

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise:

ASSIGNMENT

FOR VALUE RECEIVED,    hereby sells, assigns and transfers unto     the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint    , attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________	Signature	—
	Address	—

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED,    hereby sells, assigns and transfers unto     the right to purchase    shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint    , attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________	Signature	—
	Address	—

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-   canceled (or transferred or exchanged) this    day of    ,    , shares of Common Stock issued therefor in the name of    , Warrant No. W-    issued for    shares of Common Stock in the name of    .

EXHIBIT III

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[Name and address of Transfer Agent]
Attn:

Re: P-Com, Inc.

Ladies and Gentlemen:

We are counsel to P-Com, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of November 3, 2004, by and among the Company and the purchasers named therein (collectively, the “Purchasers”) pursuant to which the Company issued to the Purchasers promissory notes (the “Notes”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), dated as of November 3, 2004, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable in payment of principal on the Notes and any interest accrued and outstanding thereon and exercise of the Warrants, under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on    , 2004, the Company filed a Registration Statement on Form S-1 (File No. 333-   ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the resale of the Registrable Securities which names each of the present Purchasers as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

[COMPANY COUNSEL]

By:

cc: [LIST NAMES OF PURCHASERS]

EXHIBIT F
FORM OF OPINION

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Notes, the Warrants and the Common Stock issuable in payment of principal on the Notes and any interest accrued and outstanding thereon and exercise of the Warrants. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the Transaction Documents have been duly executed and delivered, and the Notes and the Warrants have been duly executed, issued and delivered by the Company and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Common Stock issuable in payment of principal on the Notes and any interest accrued and outstanding thereon and exercise of the Warrants are not subject to any preemptive rights under the Certificate of Incorporation or the Bylaws.

3. The Notes and the Warrants have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable in payment of principal on the Notes and any interest accrued and outstanding thereon and exercise of the Warrants have been duly authorized and reserved for issuance, and when delivered against payment in full as provided in the Notes and the Warrants, as applicable, will be validly issued, fully paid and nonassessable.

4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Notes, the Warrants and the Common Stock issuable in payment of principal on the Notes and any interest accrued and outstanding thereon and exercise of the Warrants do not (a) violate any provision of the Certificate of Incorporation or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and which is set forth on Schedule I, (c) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment which is set forth on Schedule I to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (d) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Notes, the Warrants and the Common Stock issuable in payment of principal on the Notes and any interest accrued and outstanding thereon and exercise of the Warrants other than filings as may be required by applicable Federal and state securities laws and regulations and any applicable stock exchange rules and regulations.

6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Purchase Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. To our knowledge, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

7. Assuming that all of the Purchasers’ representations and warranties in the Purchase Agreement are complete and accurate, the offer, issuance and sale of the Notes and the Warrants and the offer, issuance and sale of the Common Stock issuable in payment of principal on the Notes and any interest accrued and outstanding thereon and exercise of the Warrants are exempt from the registration requirements of the Securities Act of 1933, as amended.